POWER OF ATTORNEY

We, the undersigned Trustees and officers of each of the Trusts listed on Schedule A hereto, hereby severally constitute and appoint Jameson A. Baxter, Kenneth R. Leibler, George Putnam III, Jonathan S. Horwitz, Bryan Chegwidden and James E. Thomas, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statements on Form N-14 of each of the Trusts listed on Schedule A hereto and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ Jameson A. Baxter	Chair of the Board and Trustee	January 26, 2018
Jameson A. Baxter

/s/ Kenneth R. Leibler	Vice Chair of the Board and Trustee	January 26, 2018
Kenneth R. Leibler

/s/ Robert L. Reynolds	President and Trustee	January 26, 2018
Robert L. Reynolds

/s/ Jonathan S. Horwitz	Executive Vice President, Principal	January 26, 2018
Jonathan S. Horwitz	Executive Officer and Compliance
Liaison

/s/ Janet C. Smith	Vice President, Principal Financial	January 29, 2018
Janet C. Smith	Officer, Principal Accounting
Officer and Assistant Treasurer

/s/ Liaquat Ahamed	Trustee	January 26, 2018
Liaquat Ahamed

/s/ Ravi Akhoury	Trustee	January 26, 2018
Ravi Akhoury

/s/ Barbara M. Baumann	Trustee	January 26, 2018
Barbara M. Baumann

/s/ Katinka Domotorffy	Trustee	January 26, 2018
Katinka Domotorffy

/s/ Catharine Bond Hill	Trustee	January 26, 2018
Catharine Bond Hill

/s/ Paul L. Joskow	Trustee	January 26, 2018
Paul L. Joskow

/s/ Robert E. Patterson	Trustee	January 26, 2018
Robert E. Patterson

/s/ George Putnam, III	Trustee	January 26, 2018
George Putnam, III

/s/ Manoj P. Singh	Trustee	January 26, 2018
Manoj P. Singh

Schedule A

Registration Statement of Putnam U.S. Government Income Trust on Form N-14 relating to the proposed merger of Putnam American Government Income Fund with and into Putnam U.S. Government Income Trust.

Registration Statement of Putnam Funds Trust on Form N-14 relating to the proposed merger of Putnam Absolute Return 500 Fund with and into Putnam Absolute Return 700 Fund.